Exhibit 99.2
Gossamer Bio, Inc. Launches Exchange Offer and Consent Solicitation Intended to Eliminate Over $120 Million of Debt with Existing Noteholder Support
San Diego, California (May 18, 2026) – Gossamer Bio, Inc. (NASDAQ: GOSS) (the “Company”), a biopharmaceutical company focused on the development and commercialization of seralutinib for the treatment of pulmonary arterial hypertension (PAH) and pulmonary hypertension associated with interstitial lung disease (PH-ILD), today announced that it has commenced an exchange offer (the “Exchange Offer”) to exchange any and all of its 5.00% Convertible Senior Notes due 2027 (the “Existing Convertible Notes”) for a pro rata portion of (i) up to $72.0 million in aggregate principal amount of its new 7.50% Convertible Senior Secured First Lien Notes due 2030 (the “New Convertible Notes”), (ii) up to 317,647,058 shares of its common stock (the “Common Stock”) or, in lieu of issuing shares of Common Stock to the extent such shares would cause any Eligible Holder (as defined below) to beneficially own greater than 9.99% of the outstanding Common Stock, prefunded warrants to purchase shares of Common Stock (the “Prefunded Warrants” and, together with the Common Stock, the “Equity Securities”) and (iii) with respect to Eligible Holders who tender prior to the Early Tender Date, warrants to purchase shares of Common Stock (the “Purchase Warrants” and, together with the New Convertible Notes and Equity Securities, the “Offered Securities”).
Simultaneously with the Exchange Offer, the Company is soliciting consents (the “Consent Solicitation”) from holders of the Existing Convertible Notes to adopt certain proposed amendments (the “Proposed Amendments”) to the indenture governing the Existing Convertible Notes (the “Existing Convertible Notes Indenture”). The Proposed Amendments would eliminate substantially all of the restrictive covenants in the Existing Convertible Notes Indenture as well as certain events of default and related provisions applicable to the Existing Convertible Notes.
On the date hereof, holders of approximately 75.2% (the “Supporting Noteholders”) of the Existing Convertible Notes have entered into a transaction support agreement with the Company (the “Transaction Support Agreement”) to support the Exchange Offer and Consent Solicitation, including by tendering all of their Existing Convertible Notes in the Exchange Offer. The Transaction Support Agreement is subject to certain customary conditions, including a condition that the Company will not consummate the Exchange Offer unless the holders of 98% of the aggregate principal amount of Existing Convertible Notes tender their Existing Convertible Notes in the Exchange Offer.
The New Convertible Notes will be secured, first lien obligations of the Company. The New Convertible Notes will mature on July 1, 2030, unless earlier converted or repurchased in accordance with the terms of the New Convertible Notes, provided that the New Convertible Notes shall have a springing maturity date of March 2, 2027 (91 days prior to the stated maturity of the Existing Convertible Notes) if more than $4.0 million of the Existing Convertible Notes remain outstanding at such time. The New Convertible Notes will bear interest at a rate of 7.50% per annum from the initial settlement date of such New Convertible Notes, which interest will be payable in cash semi-annually in arrears on January 1 and July 1 of each year, beginning on January 1, 2027.

The conversion rate for the New Convertible Notes will initially be the number of shares of Common Stock per $1,000 principal amount of New Convertible Notes equal to the quotient of $1,000 divided by a 10% premium to the Reference Price, rounded to the nearest 1/10,000th of a share. The “Reference Price” will equal the greater of (i) $0.17 and (ii) the lower of (x) $0.34 and (y) the average of the daily volume-weighted average prices for the seven (7) consecutive VWAP trading days beginning on, and including, the VWAP trading day immediately following the final settlement date. The Purchase Warrants will be exercisable with a cash exercise price equal to the greater of (i) $0.34 and (ii) a 25% premium to the Reference Price, subject to adjustments.

Prior to obtaining stockholder approval of certain proposals that will allow the issuance of Common Stock pursuant to the terms of the New Convertible Notes and Purchase Warrants, the Company will be permitted to satisfy its obligations upon conversion of the New Convertible Notes, and upon exercise of the Purchase Warrants, only in the form of cash settlement. Following such stockholder approval, the Company will be permitted to satisfy its obligations under the New Convertible Notes and Purchase Warrants with any settlement method it is otherwise permitted to elect, including by physical settlement of shares of Common Stock. A holder of New Convertible Notes will not be permitted to convert its New Convertible Notes at any time prior to the later of (i) the date the conversion rate has been determined and (ii) the earlier of (a) the date of the first special meeting at which the Company seeks stockholder approval of such proposals, whether or not such approvals are obtained, and (b) the date that is 61 calendar days following the initial settlement date of the New Convertible Notes. A “make whole” premium will be payable on the New Convertible Notes through an increase to the conversion rate in certain circumstances to compensate converting holders for interest that would have been payable to the maturity date. The New Convertible Notes will be convertible at any time following such date and prior to the close of business on the second trading day immediately preceding the maturity date. The Purchase Warrants will be exercisable at any time beginning on December 3, 2026 and ending on June 3, 2031.
The Exchange Offer and Consent Solicitation will expire at 5:00 p.m., New York City time, on June 16, 2026 (such time and date, as the same may be extended, the “Expiration Deadline”), unless extended or earlier terminated. Rights to withdraw tendered Existing Convertible Notes and revoke consents terminate at 5:00 p.m., New York City time, on June 1, 2026 (such time and date, as the same may be extended, the “Withdrawal Deadline”), unless extended. The Company may, subject to the terms of the Transaction Support Agreement, accept for exchange (the “Early Settlement”) any Existing Convertible Notes validly tendered (and not validly withdrawn) in the Exchange Offer at or prior to 5:00 p.m., New York City time, on June 1, 2026 (such time and date, as the same may be extended, the “Early Tender Date”) if all conditions to the Exchange Offer have been or are concurrently satisfied or waived prior to the Early Tender Date. Whether or not the Early Settlement occurs, if, at or prior to the Expiration Deadline, unless extended, all conditions to the Exchange Offer have been or are concurrently satisfied or waived, the Company will accept for exchange all Existing Convertible Notes validly tendered in the Exchange Offer at or prior to the Expiration Deadline, and not validly withdrawn at or prior to the Withdrawal Deadline (the date of such exchange, the “Final Settlement Date”). The Final Settlement Date will be promptly after the Expiration Deadline and is currently expected to occur on June 18, 2026, the second business day immediately following the Expiration Deadline. The Company’s ability to amend, extend, terminate, or waive the conditions of the Exchange Offer are subject to the terms of the Transaction Support Agreement.
Eligible Holders whose Existing Convertible Notes are accepted for exchange will also receive accrued and unpaid interest on such Existing Convertible Notes from, and including, the most recent interest payment date to, but excluding, the applicable Settlement Date, payable in cash on the applicable Settlement Date. Interest will cease to accrue on the applicable Settlement Date for all Existing Convertible Notes accepted for exchange in the Exchange Offer.
The Exchange Offer and Consent Solicitation may each be amended or extended at any time prior to the Expiration Deadline and for any reason, and may be terminated or withdrawn if any of the conditions of the Exchange Offer and Consent Solicitation are not satisfied or waived by the Expiration Deadline (as it may be extended), subject to applicable law and the terms of the Transaction Support Agreement. Tenders of Existing Convertible Notes tendered in the Exchange Offer may be validly withdrawn at any time at or prior to the Withdrawal Deadline, unless extended by the Company, but will thereafter be irrevocable. Subject to applicable law and the terms of the Transaction Support Agreement, the Company may extend the Expiration Deadline at any time, which may or may not have the effect of extending the Withdrawal Deadline. The Company’s obligation to accept for exchange Existing Convertible Notes validly tendered (and not validly withdrawn) pursuant to the Exchange Offer is subject to the satisfaction or waiver of certain conditions, including without limitation, that a minimum of 98% of the aggregate principal amount of Existing Convertible Notes shall have been validly tendered (and, if applicable, not validly withdrawn) pursuant to the Exchange Offer.
The New Convertible Notes, Purchase Warrants, Prefunded Warrants and shares of Common Stock offered in the Exchange Offer are being offered only to holders of Existing Convertible Notes that are “qualified institutional buyers” as defined in Rule 144A under the Securities Act (“Eligible Holders”).
Eligible Holders who validly tender (and do not validly withdraw) their Existing Convertible Notes and deliver their related consents at or prior to the Early Tender Date will be eligible to receive for each $1,000 in aggregate principal amount of Existing Convertible Notes validly tendered for exchange, $360 in aggregate principal amount of New Convertible Notes and 1,588.2353 shares of Common Stock (or Prefunded Warrants) and 750 Purchase Warrants. Upon the terms and subject to the conditions of the Exchange Offer and Consent Solicitation, Eligible Holders who validly tender Existing Convertible Notes after the Early Tender Date but at or prior to the Expiration Deadline, and whose Existing Convertible Notes are accepted for exchange by the Company, will receive for each $1,000 in aggregate principal amount of Existing Convertible Notes validly tendered for exchange, $360 in aggregate principal amount of New Convertible Notes and 1,588.2353 shares of Common Stock (or Prefunded Warrants), but will not receive any Purchase Warrants, as described in the table below:

Title of Existing Convertible Notes	CUSIP Number(1)	Principal Amount Outstanding	Consideration per $1,000 Principal Amount of Existing Convertible Notes(2)	Early Exchange Premium per $1,000 Principal Amount of Existing Convertible Notes(3)	Total Consideration per $1,000 Principal Amount of Existing Convertible Notes(4)
5.00% Convertible Senior Notes due 2027	38341P AA0	$200,000,000	(1) $360 of New Convertible Notes and (2) 1,588.2353 shares of Common Stock (or Prefunded Warrants)	750 Purchase Warrants (the “Early Exchange Premium”)	(1) $360 of New Convertible Notes, (2) 1,588.2353 shares of Common Stock (or Prefunded Warrants) and (3) 750 Purchase Warrants

(1)    No representation is made as to the correctness or accuracy of the CUSIP number listed in this communication or printed on the Existing Convertible Notes. CUSIPs are provided solely for convenience.
(2)    Consideration per $1,000 principal amount of Existing Convertible Notes that are validly tendered (and are not validly withdrawn) and accepted for exchange, subject to any rounding as described herein.
(3)    Additional consideration per $1,000 principal amount of Existing Convertible Notes that are validly tendered (and are not validly withdrawn) and accepted for exchange at or prior to the Early Tender Date, subject to any rounding. For the avoidance of doubt, Eligible Holders who validly tender and do not validly withdraw their Existing Convertible Notes after the Early Tender Date and prior to the Expiration Deadline will not be eligible to receive the Early Exchange Premium.
(4)    For the Eligible Holders who validly tender prior to the Early Tender Date.
Cantor Fitzgerald & Co. is acting as exclusive capital markets and financial advisor, sole dealer manager and sole solicitation agent to the Company (the “Dealer Manager”) in connection with the Exchange Offer and Consent Solicitation. D.F. King & Co., Inc. is acting as the exchange agent and the information agent (the “Exchange Agent”) in connection with the Exchange Offer and Consent Solicitation. Questions concerning the Exchange Offer and Consent Solicitation may be directed to the Dealer Manager at 110 East 59th Street, New York, NY 10022, email: elcm@cantor.com or to the Exchange Agent at 28 Liberty Street, 53rd Floor, New York, NY 10005, tel: (866) 620-9554 or (646) 582-7109, e-mail: goss@dfking.com. The eligibility letter is available electronically at: www.dfking.com/goss. Eligible Holders should also consult their broker, dealer, commercial bank, trust company or other institution for assistance concerning the Exchange Offer and Consent Solicitation. Latham & Watkins LLP is acting as legal counsel to the Company in connection with the Exchange Offer and Consent Solicitation. Akin Gump Strauss Hauer & Feld LLP is acting as legal counsel to certain holders of Existing Convertible Notes that are party to the Transaction Support Agreement. DLA Piper LLP (US) is acting as legal counsel to the Dealer Manager in connection with the Exchange Offer and Consent Solicitation.
Only Eligible Holders may receive a copy of the offering memorandum relating to the Exchange Offer and Consent Solicitation and participate in the Exchange Offer and Consent Solicitation. None of the Company, the Dealer Manager, the Exchange Agent, any trustee or collateral agent for the Existing Convertible Notes or New Convertible Notes, or any affiliate of any of them makes any recommendation as to whether any Eligible Holder of Existing Convertible Notes should exchange or refrain from exchanging the principal amount of such Eligible Holder's Existing Convertible Notes in the Exchange Offer or submit consents in the Consent Solicitation. No one has been authorized by any of them to make such a recommendation. Eligible Holders must make their own decision whether to tender Existing Convertible Notes in the Exchange

Offer or submit consents in the Consent Solicitation. No Eligible Holder may tender less than all of its Existing Convertible Notes in the Exchange Offer.
The offering, issuance and sale of the Offered Securities has not been registered under the Securities Act of 1933, as amended, or any other securities laws. This press release shall not constitute an offer to sell, or the solicitation of an offer to buy, the New Convertible Notes, shares of Common Stock (or Prefunded Warrants) and Purchase Warrants offered in the Exchange Offer, the shares of Common Stock issuable upon conversion of the New Convertible Notes, Prefunded Warrants or Purchase Warrants, the Existing Convertible Notes or any other securities, nor will there be any sale of such securities or any other securities, in any state or other jurisdiction in which such offer, sale or solicitation would be unlawful.
About Gossamer Bio
Gossamer Bio is a biopharmaceutical company focused on the development of treatments for pulmonary hypertension. Its goal is to be an industry leader in, and to enhance the lives of patients living with, pulmonary hypertension.
Gossamer Bio Forward Looking Statements
The Company cautions you that statements contained in this press release regarding matters that are not historical facts are forward-looking statements. These statements are based on the Company’s current beliefs and expectations. Such forward-looking statements include, but are not limited to, statements regarding: the Company’s proposed Exchange Offer and Consent Solicitation relating to its Existing Convertible Notes, including the anticipated benefits thereof; the timing, occurrence and outcome of the Company’s planned Pre-NDA Type B meeting with the FDA; the timing and potential submission of an NDA for seralutinib in PAH; the potential significance, interpretation and implications of data from the Phase 3 PROSERA study, including the CT FRI substudy; and the development potential and market opportunity of seralutinib in PAH, PH-ILD and other indications. The inclusion of forward-looking statements should not be regarded as a representation by Gossamer that any of its plans will be achieved. Actual results may differ from those set forth in this press release due to the risks and uncertainties inherent in Gossamer’s business, including, without limitation: the Company may not be able to complete the Exchange Offer on the anticipated timeline or at all, and the Company may not realize the anticipated benefits therefrom; the Company may not be able to identify a development path forward for seralutinib or submit an NDA on the timeframe we expect or at all, whether as a result of FDA feedback or otherwise, and any path forward may require additional capital and other resources, which may not be available on reasonable terms, if at all, or may limit the commercial opportunity for seralutinib; topline results the Company reports are based on preliminary analysis of key data, and such data may change following a more comprehensive review of the data related to the clinical trial or substudy and such topline data may not accurately reflect the complete results of a clinical trial or substudy; the Company’s interpretation, significance and regulatory relevance of data from the Phase 3 PROSERA study, including the CT FRI substudy, may be inconsistent with the views of the FDA or others; risks related to the proposed Exchange Offer and Consent Solicitation, including whether the transaction is completed and whether the anticipated benefits are realized; potential delays in the commencement, enrollment and completion of clinical trials; disruption to our operations from unexpected events, including clinical trial delays; the Company’s dependence on third parties in connection with product manufacturing, research and preclinical and clinical testing; the results of preclinical studies and early clinical trials with seralutinib are not necessarily predictive of future results; the success of Gossamer’s clinical trials and preclinical studies for seralutinib; regulatory developments in the United States and foreign countries; unexpected adverse side effects or inadequate efficacy of seralutinib that may limit its development, regulatory approval and/or commercialization, or may result in clinical holds, recalls or product liability claims; Gossamer’s ability to obtain and maintain intellectual property protection for seralutinib; Gossamer’s ability to comply with its obligations in collaboration agreements with third parties or the agreements under which it licenses intellectual property rights from third parties; unstable market and economic conditions and changes in healthcare legislation, tariffs and trade policies may adversely affect the Company’s business and financial condition and the broader economy and biotechnology industry; Gossamer may use its capital resources sooner than it expects; and other risks described in the Company’s prior press releases and the Company’s filings with the Securities and Exchange Commission (SEC), including under the heading “Risk Factors” in the Company’s annual report on Form 10-K and any subsequent filings with the SEC. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof, and Gossamer undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date hereof. All forward-looking statements are qualified in their entirety by this cautionary statement, which is made under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.

Contact Information
For Investors and Media:
Bryan Giraudo, Chief Financial Officer & Chief Operating Officer
Gossamer Bio Investor Relations
ir@gossamerbio.com